                                                                    Exhibit 99.1
Exhibit 99.1

Form 4 Continuous Sheet - Joint Filer Information

This  Statement  on Form 4 is filed by Temasek  Holdings(Private)  Limited,
Temasek Capital (Private) Limited and Seletar Investments Pte Ltd. The principal business  address of each of the Reporting  Persons is 60B Orchard Road,  #06-18
Tower 2, The Atrium@Orchard,Singapore 238891.

Name of the Designated Filer:             Temasek Holdings (Private) Limited
Date of Event Requiring Statement:        August 18, 2009
Issuer Name and Ticker or Trading Symbol: Avago Technologies Limited (AVGO)

Dated as of August 20, 2009

                                        TEMASEK HOLDINGS (PRIVATE) LIMITED

                                    By: /s/ Lena Chia
                                        ---------------------------------------
                                  Name: Lena Chia
                                 Title: Managing Director, Legal & Regulations

                                        TEMASEK CAPITAL (PRIVATE) LIMITED

                                    By: /s/ Lena Chia
                                        ---------------------------------------
                                  Name: Lena Chia
                                 Title: Director

                                        SELETAR INVESTMENTS PTE LTD.

                                    By: /s/ Ang Peng Huat
                                        ---------------------------------------
                                  Name: Ang Peng Huat
                                 Title: Authorized Signatory